                                                                      EXHIBIT 11

                                     LONE STAR INDUSTRIES, INC. AND CONSOLIDATED SUBSIDIARIES
                                       COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                                              (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                SUCCESSOR
                                                                 COMPANY                   PREDECESSOR COMPANY

                                                              FOR THE THREE   FOR THE THREE   FOR THE THREE    FOR THE SIX
                                                              MONTHS ENDED     MONTHS ENDED    MONTHS ENDED   MONTHS ENDED
                                                                JUNE 30,        MARCH 31,        JUNE 30,       JUNE 30,
                                                              -------------   -------------  --------------   ------------
                                                                  1994             1994            1993           1993
                                                              -------------   -------------  --------------   ------------
PER SHARE OF COMMON STOCK - PRIMARY

Income (loss) before cumulative effect of change
  in accounting principles                                       $7,914         $(23,118)       $(28,287)      $(41,862)
  Less: Provisions for preferred dividends                            0            1,278           1,278          2,556
                                                                 ------         --------        --------       --------
Income (loss) before cumulative effect of change
  in accounting principles                                        7,914          (24,396)        (29,565)       (44,418)
  Cumulative effect of change in accounting principles               --               --              --           (782)
  Net interest expense reduction(1)                                 670               --              --             --
                                                                 ------         --------        --------       --------
Net income (loss) applicable to common stock                     $8,584         $(24,396)       $(29,565)      $(45,200)
                                                                 ======         ========        ========       ========

Weighted average shares outstanding during period                12,000              n/m             n/m            n/m
  Options and warrants in excess of 20% limit(1)                  1,774               --              --             --
                                                                 ------         --------        --------       --------
Net weighted average shares outstanding during period            13,774              n/m(2)          n/m(2)         n/m(2)
                                                                 ======         ========        ========       ========
Income (loss) per common share:
  Income (loss) before cumulative effect of change
    in accounting principles                                      $0.62              n/m             n/m            n/m
  Cumulative effect of change in accounting principles               --               --              --             --
                                                                 ------         --------        --------       --------
  Net income (loss)                                               $0.62              n/m(2)          n/m(2)         n/m(2)
                                                                 ======         ========        ========       ========

PER SHARE OF COMMON STOCK ASSUMING FULL DILUTION

Income (loss) before cumulative effect of change
  in accounting principles                                       $7,914         $(23,118)       $(28,287)      $(41,862)
  Plus: Net interest expense reduction(1)                           670               --              --             --
  Less: Provisions for preferred dividends                           --               --              --             --
                                                                 ------         --------        --------       --------
Income (loss) before cumulative effect of change
  in accounting principles                                        8,584          (23,118)        (28,287)       (41,862)
  Cumulative effect of change in accounting principles               --               --              --           (782)
                                                                 ------         --------        --------       --------
Net income (loss)                                                $8,584         $(23,118)       $(28,287)      $(42,644)
                                                                 ======         ========        ========       ========

Common shares outstanding at beginning of period                 12,000              n/m          16,644         16,644
Conversion of $13.50 preferred shares outstanding
  at beginning of period                                             --              n/m             955            955
Conversion of $4.50 preferred shares outstanding
  at beginning of period                                             --              n/m              44             45
Options and warrants in excess of 20% limit(1)                    1,774               --              --             --
                                                                 ------         --------        --------       --------
Fully diluted shares outstanding                                 13,774              n/m(2)       17,643         17,644
                                                                 ======         ========        ========       ========

Income (loss) per common share assuming full dilution
  Income (loss) before cumulative effect of changes
    in accounting principles                                      $0.62              n/m          ($1.60)        ($2.37)
  Cumulative effect of changes in accounting principles              --               --              --         (0.04)
                                                                 ------         --------        --------       --------
  Net income (loss)                                               $0.62              n/m(2)       ($1.60)        ($2.42)
                                                                 ======         ========        ========       ========

(1) Due to the fact that the company's aggregate number of common stock equivalents is in excess of 20% of its outstanding common stock, primary and fully diluted earnings per share has been calculated using the modified treasury stock method for the three months ended June 30, 1994.
(2) Earnings per share are not meaningful due to reorganization and revaluation entries and the issuance of 12 million shares of new common stock.

                                                                      EXHIBIT 11


                                                    LONE STAR INDUSTRIES, INC.
                                             COMPUTATION OF EARNINGS PER COMMON SHARE
                                              (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                              1993          1992           1991        1990         1989
                                                              ----          ----           ----        ----         ----
PER SHARE OF COMMON STOCK - PRIMARY
- -----------------------------------
Loss before cumulative effect of changes
  in accounting principles                                 $(35,258)      $(45,428)      $(5,547)    $(66,739)   $(273,882)
  Less: Provisions for preferred dividends(2)                 5,112          5,113         5,114        5,119        5,122
                                                           --------      ---------      --------     --------    ---------
Loss before cumulative effect of changes
  in accounting principles applicable
  to common stock                                           (40,370)       (50,541)      (10,661)     (71,858)    (279,004)
Cumulative effect of changes in accounting
  principles, net of taxes(1)                                  (782)      (118,914)           --           --           --
                                                           --------      ---------      --------     --------    ---------
Net loss applicable to common stock                        $(41,152)     $(169,455)     $(10,661)    $(71,858)   $(279,004)
                                                           ========      =========      ========     ========    =========
Weighted average shares outstanding during period(3)         16,644         16,641        16,582       16,559       16,532
                                                           ========      =========      ========     ========    =========
Loss per Common Share:
  Loss before cumulative effect of
    changes in accounting principles                         $(2.42)        $(3.03)       $(0.64)      $(4.34)     $(16.88)
  Cumulative effect of changes in accounting principles       (0.05)         (7.15)           --           --           --
                                                           --------      ---------      --------     --------    ---------
    Net loss                                                 $(2.47)       $(10.18)       $(0.64)      $(4.34)     $(16.88)
                                                           ========      =========      ========     ========    =========

PER SHARE OF COMMON STOCK ASSUMING FULL DILUTION
- ------------------------------------------------
Loss before cumulative effect of changes
  in accounting principles                                 $(35,258)      $(45,428)      $(5,547)    $(66,739)   $(273,882)
    Add:  Interest expense and amortization of debt
            issuance expense of the 5 1/8% convertible
            debentures, net of tax effect                        --             --            --           --           17
    Less: Provisions for dividends                               --             --            --           --           --
                                                           --------      ---------      --------     --------    ---------
Loss before cumulative effect of changes
  in accounting principles applicable to common stock       (35,258)       (45,428)       (5,547)     (66,739)    (273,899)
Cumulative effect of changes accounting principles,
  net of taxes                                                 (782)      (118,914)           --           --           --
                                                           --------      ---------      --------     --------    ---------
Net loss applicable to common stock                        $(36,040)     $(164,342)      $(5,547)    $(66,739)   $(273,899)
                                                           ========      =========      ========     ========    =========

Common shares outstanding at beginning of period             16,644         16,621        16,560       16,558       16,512
Conversion of $13.50 preferred shares
  outstanding at beginning of period                            955            955           955          955          955
Conversion of $4.50 preferred shares
  outstanding at beginning of period                             45             46            48           50           55
Conversion of 5 1/8% debentures
  outstanding at beginning of period                             --             --            --           --           20
Stock options and awards                                         --             --            --           --          226
Common shares issued from treasury stock                         --             22            58           --           --
Common shares reacquired during period                           --             --            --           --          (10)
                                                           --------      ---------      --------     --------    ---------
Fully diluted shares outstanding(4)                          17,644         17,644        17,621       17,563       17,758
                                                           ========      =========      ========     ========    =========
Loss per common share assuming full dilution:
  Loss before cumulative effect of
    changes in accounting principles                         $(2.00)        $(2.57)       $(0.31)      $(3.80)     $(15.42)
  Cumulative effect of changes in accounting principles       (0.04)         (6.74)           --           --           --
                                                           --------      ---------      --------     --------    ---------
    Net loss                                                 $(2.04)        $(9.31)       $(0.31)      $(3.80)     $(15.42)
                                                           ========      =========      ========     ========    =========

(1) In 1992, the company adopted Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions", and No. 109, "Accounting for Income Taxes", effective January 1, 1992. In the first quarter of 1993, Kosmos Cement Company, one of the company's joint ventures, adopted SFAS No. 106.
(2) Provisions for preferred dividends are computed on an accrual basis and, therefore, may differ from preferred dividends declared. Due to the Chapter 11 proceedings, the company stopped accruing for preferred stock dividends as of September 15, 1990. However, the full year's amount of dividends are included for this calculation.
(3) Common stock options are not reflected in primary earnings per share computations because their effect is not significant.
(4) The computation of fully diluted earnings per share submitted herein is in accordance with Regulation S-K item 601(b)(11) although it is contrary to Paragraph 40 of APB Opinion No.15 because it produces anti-dilutive results.